                                                                   EXHIBIT 3(a)

                                    RESTATED

                            CHARTER OF INCORPORATION

                                       OF

                         FIRST MISSISSIPPI CORPORATION


                                   ARTICLE I.

     The corporate title of this corporation is: FIRST MISSISSIPPI CORPORATION.

                                  ARTICLE II.

     The names and post office addresses of the incorporators are:


            NAME                                        POST OFFICE ADDRESS
            ----                                        -------------------
         Owen Cooper                                 Yazoo City, Mississippi
         George W. Godwin                            Jackson, Mississippi
         LeRoy P. Percy                              Greenville, Mississippi
         Charles S. Whittington                      Greenwood, Mississippi
         Luther W. Wade                              Greenwood, Mississippi
         M. T. Reed                                  Jackson, Mississippi
         George D. Perry                             Dundee, Mississippi
         Robert D. Morrow                            Brandon, Mississippi
         Fred A. Anderson, Jr.                       Gloster, Mississippi
         J. R. Smithson                              Kosciusko, Mississippi
         S. Hudson Kyle                              Clarksdale, Mississippi
         F. E. Allen                                 Canton, Mississippi
         Dwain G. Luce                               Mobile, Alabama
         John C. Satterfield                         Jackson, Mississippi
         William B. Dunwoody                         Yazoo City, Mississippi
         Robert M. Hearin                            Jackson, Mississippi
         E. W. Haining                               Vicksburg, Mississippi
         N. S. Rogers                                Jackson, Mississippi
         Edmund L. Brunini                           Vicksburg, Mississippi
         William H. Mounger                          Jackson, Mississippi
         L. G. Milam, Jr.                            Tupelo, Mississippi

                                  ARTICLE III.

     The domicile of the corporation is: Jackson, Hinds County, Mississippi.

                                  ARTICLE IV.

     The amount of authorized capital stock with particulars as to the class or classes thereof, their privileges and restrictions, the number of shares for each class, and the par value thereof are as follows: COMMON STOCK:

     The total amount of the authorized capital stock of the corporation is one hundred million (100,000,000) shares with a par value of ONE AND NO/100 DOLLARS ($1.00) per share.

     The common stock of the corporation shall be issued in such amounts and shall be sold at such price or prices, not less than par, as the Board of Directors may from time to time and at any time determine.

     Dividends upon common stock shall be payable as and when declared by the Board of Directors in their discretion.

     The voting privileges of the shares of common stock shall be: Each share of common stock shall be entitled to one vote in the election of directors and in all other matters upon which stockholders are entitled to vote. PREFERRED
STOCK:

     The total amount of authorized preferred stock of the corporation is twenty million (20,000,000) shares. The preferred stock of the corporation shall be issued in such form, class, series or amounts and shall be sold at such price or prices, not less than par, as the Board of Directors may from time to time at any time determine.

     Dividend, conversion rates, conversion prices, par value, voting privileges, redemption prices, maturity dates, and any other terms and conditions relative to the issuance of preferred stock will be determined by the Board of Directors in their discretion.

Convertible Preferred Stock

     The following terms and conditions govern certain series of convertible preferred stock of the corporation set forth below:

     Designation of Each Series:        Issuable Upon Conversion Of:
     ---------------------------        ----------------------------
     1982-A Series Convertible          1982-A Series Convertible
            Preferred Stock                    Subordinated Debentures

     1982-B Series Convertible          1982-B Series Convertible
            Preferred Stock                    Subordinated Debentures

     1982-C Series Convertible          1982-C Series Convertible
            Preferred Stock                    Subordinated Debentures

     1982-D Series Convertible          1982-D Series Convertible
            Preferred Stock                    Subordinated Debentures

     1983-A Series Convertible          1983-A Series Convertible
            Preferred Stock                    Subordinated Debentures

     1984-A Series Convertible          1984-A Series Convertible
            Preferred Stock                    Subordinated Debentures

     1984-B Series Convertible          1984-B Series Convertible
            Preferred Stock                    Subordinated Debentures

     1985-A Series Convertible          1985-A Series Convertible
            Preferred Stock                    Subordinated Debentures

     1986-A Series Convertible          1986-A Series Convertible
            Preferred Stock                    Subordinated Debentures

     1987-A Series Convertible          1987-A Series Convertible
            Preferred Stock                    Subordinated Debentures

     1988-A Series Convertible          1988-A Series Convertible
            Preferred Stock                    Subordinated Debentures

     1988-1 Series Convertible          1988-1 Series Convertible
            Preferred Stock                    Subordinated Debentures

     1989-A Series Convertible          1989-A Series Convertible
            Preferred Stock                    Subordinated Debentures

     1989-1 Series Convertible          1989-1 Series Convertible
            Preferred Stock                    Subordinated Debentures

     Designation of Each Series:        Issuable Upon Conversion Of:
     ---------------------------        ----------------------------

     1989-2 Series Convertible          1989-2 Series Convertible
            Preferred Stock                    Subordinated Debentures

     1990-1 Series Convertible          1990-1 Series Convertible
            Preferred Stock                    Subordinated Debentures

     1990-2 Series Convertible          1990-2 Series Convertible
            Preferred Stock                    Subordinated Debentures

     1991-1 Series Convertible          1991-1 Series Convertible
            Preferred Stock                    Subordinated Debentures

     1991-2 Series Convertible          1991-2 Series Convertible
            Preferred Stock                    Subordinated Debentures

     1992-1 Series Convertible          1992-1 Series Convertible
            Preferred Stock                    Subordinated Debentures


          The above series of preferred stock of the corporation shall be available for issuance solely upon conversion of applicable series of convertible subordinated debentures, which, in turn, will be available for issuance in accordance with and upon exercise of certain options, all of which have been granted pursuant to the corporation's 1980 Long Term Incentive Plan or 1988 Long-Term Incentive Plan, entitling the holders thereof to purchase such series of debentures (the applicable date of grant of the aforementioned options being referred to as the "Original Grant Date"). Each series of convertible preferred stock shall consist of the number of shares as follows:

     Series                              Number of Shares
     -------                             ----------------
     1982-A Series Convertible                 42,600
            Preferred Stock

     1982-B Series Convertible                195,200
            Preferred Stock

     1982-C Series Convertible                 33,200
            Preferred Stock

         Series                          Number of Shares
         ------                          ----------------

     1982-D Series Convertible                14,500
            Preferred Stock

     1983-A Series Convertible                51,000
            Preferred Stock

     1984-A Series Convertible               136,500
            Preferred Stock

     1984-B Series Convertible                 5,000
            Preferred Stock

     1985-A Series Convertible               109,700
            Preferred Stock

     1986-A Series Convertible               195,000
            Preferred Stock

     1987-A Series Convertible                97,000
            Preferred Stock

     1988-A Series Convertible               156,000
            Preferred Stock

     1988-1 Series Convertible                11,000
            Preferred Stock

     1989-A Series Convertible               103,000
            Preferred Stock

     1989-1 Series Convertible                45,000
            Preferred Stock

     1989-2 Series Convertible                11,000
            Preferred Stock

     1990-1 Series Convertible               138,000
            Preferred Stock

     1990-2 Series Convertible                11,000
            Preferred Stock

     1991-1 Series Convertible               155,000
            Preferred Stock

     1991-2 Series Convertible                11,000
            Preferred Stock

         Series                          Number of Shares
         ------                          ----------------

     1992-1 Series Convertible                11,000
            Preferred Stock


          The rights, preferences and other terms and conditions of each series of convertible preferred stock shall be as follows:

          1. PAR VALUE. The par value for each series of convertible preferred stock shall be $1.00 per share.

          2. DIVIDENDS. The holders of record of shares of series convertible preferred stock shall be entitled to receive, out of funds legally available therefor, cash dividends at the rate of $.05 per share per quarter. All dividends payable hereunder shall be payable quarterly or otherwise as the Board of Directors may from time to time determine when and as declared by the Board of Directors. The right to such dividends on shares of series convertible preferred stock shall not be cumulative and no right shall accrue to the holders of such shares by reason of the fact that dividends on such shares are not declared in any prior year. The holders of shares of series convertible preferred stock shall be entitled to no other cash dividends in excess of the dividends at said rate.

     3. REDEMPTION. Shares of each series of convertible preferred stock may be redeemed, in whole or in part, at the option of the corporation by vote of its Board of Directors, at any time or from time to time, at a redemption price per share equal to the "Purchase Price," as defined below, plus an amount equal to all dividends declared but unpaid at the date fixed for redemption, and such price, plus such dividends, is herein-after referred to as the "Redemption Price." The Purchase Price per share shall be the market value, as determined by the Board of Directors, of one share of the corporation's Common Stock on the Original Grant Date.

     In case of the redemption of only a part of any outstanding series convertible preferred stock, this corporation shall designate by lot the shares to be redeemed or shall effect such redemption pro rata.

     Not more than 60 days, but at least 20 days prior to the date fixed for redemption, a written notice shall be mailed to each holder of record of each series of convertible preferred stock whose shares are to be redeemed, by certified mail with postage prepaid, addressed to each such holder at his address as shown on the records of the corporation (a) notifying each holder of the election of the corporation to redeem such shares, (b) stating the date fixed for redemption thereof, (c) setting forth the Redemption Price, and (d) stating the place at which each such holder may obtain payment of the Redemption Price upon surrender of his share certificates.

     On or after the date fixed in such notice of redemption, each holder of the series convertible preferred stock to be redeemed shall present and surrender his certificate or certificates representing such stock to this corporation at a place designated in such notice and thereupon the Redemption Price of such shares shall be paid to or on the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In case less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after the date fixed in any such notice as the date of redemption, unless default is made in the payment of the Redemption Price, all rights of the holders thereof as shareholders of the corporation, except the right to receive the Redemption Price, shall cease and determine, and such shares shall not there-after be transferred on the books of the corporation, and such stock shall not be deemed to be outstanding for any purpose whatsoever.

     The corporation may at its option at any time after such notice of redemption has been given, deposit a sum sufficient to redeem, on the date fixed for redemption, the shares of each series of convertible preferred stock called for redemption and not yet redeemed with a bank or trust company in Mississippi, as a trust fund for the benefit of the respective holders of the shares designated for redemption, and such deposit, from and after the date fixed for redemption, shall constitute full payment of the Redemption Price of the shares to the holders thereof and shall be conclusive evidence that no default shall be made in the payment of the Redemption Price as to such shares.

     Shares of a series of convertible preferred stock redeemed by the corporation shall not thereafter be disposed of as shares of such series, but upon acceptance by the Secretary of State of Mississippi for filing of a statement of cancellation relating to the redeemed shares, such shares shall become authorized and unissued shares of preferred stock which may be designated as shares of any other series.

     4. LIQUIDATION PREFERENCE. In the event of any voluntary or involuntary dissolution, liquidation or winding up of the corporation, the holders of any shares of any series of convertible preferred stock outstanding shall be entitled to receive, or to have deposited in trust for them as provided in Section 3 here-of, out of assets of the corporation, before any distribution of any assets shall be made to the holders of Common Stock or other shares junior to the series of convertible preferred stock as to distribution of assets, an amount which shall be equal to the Purchase Price, as defined above, for such shares plus declared but unpaid dividends thereon. After the holders of any series convertible preferred Stock shall have received such amount, they shall not participate in any remaining assets and surplus funds of the corporation.

     If the amounts which the holders of any shares of a particular series of convertible preferred stock, and any other series of preferred stock of the corporation ranking equally thereto as to distribution of assets with the such shares, are entitled to receive in such events are not paid, or deposited in trust, in full, the shares of that particular series of convertible preferred stock and of such other series shall share ratably in any distribution of assets in accordance with the amounts which would be payable on such distribution if all amounts to which the holders of the particular series of convertible preferred stock and of each such series are entitled were paid, or deposited in trust, in full.

     Neither the merger of the corporation with or into any other corporation nor the sale of all or substantially all of its assets shall be deemed a dissolution, liquidation or winding up of the corporation within the meaning of this Section.

     5. CONVERSION RIGHTS. The holders of shares of series convertible preferred stock shall have conversion rights as follows:

          (a) Shares of any series of convertible preferred stock shall be convertible, at the option of the respective holders thereof, at the office of the corporation into fully paid and nonassessable shares of Common Stock of the corporation, as follows:

                  (i) The number of shares of Common Stock into which a share of any series of convertible preferred stock is to be converted shall be determined by multiplying one share times the "Conversion Multiplier," as described below. On the "Original Grant Date," as defined above, the Conversion Multiplier shall be one, and unless and until the Conversion Multiplier is adjusted as provided below, each share of any series of convertible preferred stock shall be convertible into one share of Common Stock.

                 (ii) If the corporation shall at any time after the Original Grant Date effect a subdivision of the outstanding Common Stock, the Conversion Multiplier then in effect immediately before such subdivision shall be proportionately increased, and conversely, if the corporation shall at any time after the Original Grant Date combine the outstanding shares of Common Stock, the

     Conversion Multiplier then in effect immediately before such combination shall be proportionately decreased. Any adjustment hereunder shall become effective at the close of business on the date the subdivision or combination becomes effective.

                (iii) If the corporation shall at any time after the Original Grant Date make or issue, without payment of consideration, a dividend or other distribution payable in additional shares of Common Stock, the Conversion Multiplier then in effect shall be increased as of the close of business on the record date for the determination of holders entitled thereto or the date on which the stock transfer books of the corporation are closed with respect thereto, or, if no such record date has been fixed and the stock transfer books are not so closed, the date of such making or issuance, by multiplying the Conversion Multiplier then in effect by a fraction:

                      (A) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to such date, plus the number of shares of Common Stock issuable in payment of such dividend or d istribution; and

                      (B) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to such date;

     provided, however, that if such record date shall have been fixed or if the stock transfer books are so closed and such dividend is not fully paid or if such distribution is not fully made on the date therefor, the Conversion Multiplier shall be recomputed accordingly as of the close of business on such date of alteration.

                (iv) If the corporation shall at any time after the Original Grant Date make or issue, without payment of consideration, a dividend or other distribution payable to holders of Common Stock in securities or other assets of the corporation (other than cash or shares of Common Stock), provisions shall be made so that the holders of any series convertible preferred stock shall receive upon the conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities or other assets of the corporation that they would have received had their shares of series convertible preferred stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities or other assets receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this Section 5 with respect to the rights of the holders of the series convertible preferred stock.

                (v) In case of any capital reorganization or any reclassification of the capital stock of the corporation or in case of the consolidation or merger of the corporation with or into another corporation or the conveyance of all or substantially all of the assets of the corporation to another corporation, each share of series convertible preferred stock shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the corporation deliverable upon conversion of such shares of series convertible preferred stock would have been entitled upon such reorganization, reclassification, consolidation, merger or conveyance; and in any such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the shares of series convertible preferred stock, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of series convertible preferred stock.

               (vi) In each case of an adjustment of the Conversion Multiplier or the number of shares of Common Stock or other securities issuable upon conversion of the each series of convertible preferred stock, the corporation shall compute such adjustment in accordance herewith and prepare a certificate showing such adjustment, and shall, upon request, provide a copy of such certificate to each registered holder of shares of series convertible preferred stock. The certificate shall set forth such adjustment, showing in detail the facts upon which such adjustment is based, including a statement of (A) the Conversion Multiplier at the time in effect for the each series of convertible preferred stock, and (B) the number, type and amount, if any, of other property that at the time would be received upon conversion of the series convertible preferred stock.

          (b) Before any holder of any shares of series convertible preferred stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the corporation and shall give written notice to the corporation that he elects to convert the same and shall state in writing therein the name or names in which he wishes the certificate or certificates for shares of Common Stock to be issued. If the holder fails to specify the name in which certificates are to be issued, they shall be issued in his name. The corporation, as soon as practicable thereafter, shall issue and deliver at such office to such holder of shares of series convertible preferred stock, or to his nominee or nominees, certificates for the number of full shares of Common Stock to which he shall be entitled as aforesaid, together with cash in lieu of any fraction of a share as hereinafter provided. Such conversion shall be deemed to have been made as of the date of such surrender of the shares of series convertible preferred stock to be converted (or, in the event of a proposed redemption and if the corporation so allows, on the date of receipt of satisfactory notice of conversion if certificates of the series convertible preferred stock so converted are thereafter delivered to the corporation within 30 days), and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on said date.

          (c)  In case:

               (i) the corporation shall take a record of the holders of shares of its Common Stock for the purpose of entitling them to receive a dividend, or any other distribution, other than ordinary cash dividends; or

               (ii) the corporation shall take a record of the holders of shares of its Common Stock for the purpose of entitling them to subscribe for or purchase any shares of stock of any class or to receive any other rights; or

               (iii) of any capital reorganization of the corporation, reclassification of the capital stock of the corporation (other than a subdivision or combination of its outstanding shares of Common Stock), consolidation or merger of the corporation with or into another corporation, or conveyance of all or substantially all of the assets of the corporation into another corporation; or

               (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the corporation,

          then the corporation shall cause to be mailed to the holders of record of series convertible preferred stock or any security convertible into series convertible preferred stock at their last addresses as they shall appear on the records of the corporation, at least 20 days (or 10 days in any case specified in clauses (1) and (2) above) prior to the applicable record date hereinafter specified, a notice stating (1) the date on which a record is to be taken for the purpose of such dividend or distribution of rights, or, if a record is not to be taken, the date as of which the holders of Common Stock of record would be entitled to such dividend or distribution of rights, or (2) the date on which such capital reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that the holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other assets deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up.

               (d) The corporation will at all times reserve and keep available out of its authorized Common Stock and/or shares of its Common Stock then owned or held by or for the account of the corporation, solely for the purpose of delivery upon conversion of shares of series convertible preferred stock, such number of shares of Common Stock as shall then be deliverable upon the conversion of all outstanding or potentially issuable shares of series convertible preferred stock.
          All shares of Common Stock which shall be so deliverable shall be duly and validly issued and fully paid and nonassessable.

               (e) If any shares of Common Stock required to be reserved for purposes of conversion of series convertible preferred stock require registration with or approval of any governmental authority under any federal or state law, or listing upon any national securities exchange, before such shares may be issued upon conversion, the corporation will in good faith and as expeditiously as possible endeavor to cause such shares to be duly registered, approved or listed, as the case may be.

               (f) The corporation will pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of each series of convertible preferred stock pursuant hereto. The corporation shall not, however, be required to pay any tax which may be pay-able in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of series convertible preferred stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the corporation the amount of any such tax, or has established, to the satisfaction of the corporation, that such tax has been paid.

               (g) No fractional shares of Common Stock shall be issued upon the conversion of shares of series convertible preferred stock. If any fractional interest in a share of Common Stock would, except for the provisions of the Subsection, be deliverable upon the conversion of shares of series convertible preferred stock, the corporation shall, in lieu of delivering the fractional share therefor, adjust such fractional interest by payment to the holder of such surrendered shares of series convertible preferred stock of an amount in cash equal (computed to the nearest cent) to the current market value of such fractional interest, as determined in good faith by the Board of Directors of the corporation.

          6. VOTING RIGHTS. Except as provided by law or as provided above, the holders of any series convertible preferred stock shall not be entitled to notice of stockholders' meetings or to vote upon the election of directors or upon any other matter.

Series X Junior Participating Preferred Stock

          The following information, terms and conditions relate to the Series X Junior Participating Stock:

          Section 1. Designation and Amount. The shares of such series shall have par value of $1.00 per share and shall be designated as "Series X Junior Participating Preferred Stock" and the number of shares constituting such series shall be 1,000,000.

          Section 2. Dividends and Distributions.

          (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series X Junior

Participating Preferred Stock with respect to dividends, the holders of shares of Series X Junior Participating Preferred Stock shall be entitled to receive, when, as an if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash (1) on the nineteenth business day after the first working day of the last month in each quarter (based on a calendar year), except in the quarter in which the annual meeting is held, in which case on the (2) nineteenth business day after the last day of the quarter, in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date") after the first issuance of a share or fraction of a share of Series X Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $6.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $1.00 per share, of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series X Junior Participating Preferred Stock. In the event the Corporation shall at any time after May 12, 1986 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series X Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               (B) The Corporation shall declare a dividend or distribution on the Series X Junior Participating Preferred Stock as provided in paragraph
(A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $6.00 per share on the Series X Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

               (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series X Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series X Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series X Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series X Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated prorata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series X Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

               Section 3. Voting Rights. The holders of shares of Series X Junior Participating Preferred Stock shall have the following voting rights:

               (A)  Each share of Series X Junior Participating Preferred
Stock shall entitle the holder thereof to one (1) vote on all matters submitted to a vote of the stockholders of the Corporation.

               (B) Except as otherwise provided herein or by law, the holders of shares of Series X Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

               (C) (i) If at any time dividends on any Series X Junior Participating Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series X Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series X Junior Participating Preferred Stock) with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two (2) Directors.

                       (ii) During any default period, such voting right of the holders of Series X Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this
Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) Directors or, if such right is exercised at an annual meeting, to elect two (2) Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series X Junior Participating Preferred Stock.

                       (iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the President, a Vice-President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this paragraph (C)
(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this paragraph
(C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

                       (iv) In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two (2) Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph (C)(ii) of this Section 3) be filled by the holders of the class of stock which elected the Director whose office shall become vacant.

                       (v) Immediately upon the expiration of a default period,
(x) the right of the holders of Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the certificate of incorporation or by-laws irrespective of any increase made pursuant to the provisions of paragraph
(C)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law of in the certificate of incorporation or by-laws).

                  (D) Except as set forth herein, holders of Series X Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporation action.

               Section 4. Certain Restrictions.

               (A) Whenever quarterly dividends or other dividends or distributions payable on the Series X Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series X Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not

                    (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series X Junior Participating Preferred Stock;

                   (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series X Junior Participating Preferred Stock, except dividends paid ratably on the Series X Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                   (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series X Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series X Junior Participating Preferred Stock;

                   (iv) purchase or otherwise acquire for consideration any shares of Series X Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series X Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                  (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 3, purchase or otherwise acquire such shares at such time and in such manner.

                  Section 5. Reacquired Shares. Any shares of Series X Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution to the conditions and restrictions on issuance set forth herein.

                  Section 6. Liquidation, Dissolution or Winding Up. (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series X Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series X Junior Participating Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series X Liquidation Preference"). Following the payment of the full amount of the Series X Liquidation Preference, no additional distributions shall be made to the holders of shares of Series X Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series X Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in subparagraph C below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause
(ii), the "Adjustment Number"). Following the payment of the full amount of the Series X Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series X Junior Participating Preferred Stock and Common Stock, respectively, holders of Series X Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

                  (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series X Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series X Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

                  (C) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series X Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  Section 8. No Redemption. The shares of Series X Junior Participating Preferred Stock shall not be redeemable.

                  Section 9. Ranking. The Series X Junior Participating Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock, as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

                  Section 10. Amendment. The Amended Articles of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series X Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority of the outstanding shares of Series X Junior Participating Preferred Stock, voting separately as a class.

                  Section 11. Fractional Shares. Series X Junior Participating Preferred Stock, may be issued in fractions of a share which shall entitle the holder, in proportion to such holders fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series X Junior Participating Preferred Stock.

                  The following resolutions were adopted by the Board of Directors at its meeting on May 12, 1986 regarding the Series X Junior Participating Preferred Stock:

                  The form, terms and provisions of the Rights Agreement, substantially as presented to this meeting with such modifications therein as shall be approved by the Chairman of the Board, the President, any Vice President or any other appropriate officer of the Company with the concurrence of counsel be, and they hereby are, approved and adopted in all respects.

                  The Chairman of the Board, the President, or any Vice President of this Company be, and each of them hereby is, authorized in the name and on behalf of this Company to execute the Rights Agreement under the corporate seal of the Company, attested by its Secretary or an Assistant Secretary, with such modifications as the officer or officers executing the same shall approve with the concurrence of counsel, such approval to be conclusively evidenced by the execution and delivery of the same to the Rights Agent thereunder.

                  Rights and certificates evidencing the Rights which shall be substantially in the form set forth in the Rights Agreement with such modifications therein as shall be approved by the Chairman of the Board, the President, any Vice President or any other appropriate officer of the Company with the concurrence of counsel (the "Rights Certificates") shall be issued and delivered to the holders of Common Stock as contemplated by the terms of the Rights Agreement.

                  The Rights Certificates and the certificates evidencing Units or shares of Series X Junior Participating Stock (the "Preferred Stock Certificates") shall be signed by the Chairman of the Board, the President, or any Vice President and the Secretary or an Assistant Secretary of this Company under its corporate seal (which may be in the form of a facsimile of the seal of the Company); provided that each such signature of the Chairman of the Board, the President, a Vice President, the Secretary or an Assistant Secretary may, but need not, be a facsimile signature imprinted or otherwise reproduced on the Rights Certificates or the Preferred Stock Certificates, and that this Company adopts for such purpose the facsimile signature of the present or any future Chairman of the Board, President, Vice President, Secretary and Assistant Secretary of this Company, notwithstanding the fact that at the time the Rights Certificates of the Preferred Stock Certificates shall be authenticated and delivered or disposed of such person shall have ceased to be such officer.

                  The officers of this Company be, and they hereby are, authorized to execute on behalf of the Company and under its corporate seal (which may be in the form of a facsimile of the seal of the Company) new or duplicate Rights Certificates and Preferred Stock Certificates issued to replace lost, stolen, mutilated or destroyed Rights Certificates and Preferred Stock Certificates, such Rights Certificates as may be required for exchange, substitution or transfer as provided in the Rights Agreement in the manner and form to be required in, or contemplated by, the Rights Agreement, and such Preferred Stock Certificates as may be required for exchange, substitution or transfer.

                  The Rights Certificates shall be manually countersigned by the Rights Agent, and books for the registration and transfer of the Rights Certificates shall be maintained in Jackson, Mississippi or Houston, Texas by the Rights Agent.

                  The transfer agent and registrar of the shares of Series X Junior Participating Preferred Stock of the Company, acting from time to time, is hereby authorized and directed to issue, countersign and register certificates for up to an aggregate of the full number of shares of Series X Junior Participating Preferred Stock (in Units or otherwise) issuable upon exercise of the Rights, upon requisition thereof by the Rights Agent, acting from time to time, with further authority from the Company.

                  1,000,000 shares of Series X Junior Participating Preferred Stock be, and they hereby are, initially reserved for issuance upon exercise of the Rights, such number to be subject to adjustment from time to time in accordance with the Rights Agreement.

                  Fractional shares of Series X Junior Participating Preferred Stock (other than fractions which are integral multiples of one one-hundredth of a share) may not be issued upon exercise of the Rights; and in lieu thereof cash shall be paid in accordance with the Rights Agreement.

                  When the Company (i) receives for the issuance of a share of Series X Junior Participating Preferred Stock (or Unit) pursuant to the Rights Agreement the consideration for which such share (or Unit) is to be issued pursuant to the Rights Agreement, and (ii) issues a share of Series X Junior Participating Preferred Stock (or Unit) as provided in the Rights, such share (or Unit) will be fully paid and nonassessable and the issuance of such share shall not be subject to any preemptive or similar rights.

                  The officers of the Company be, and they hereby are, authorized and directed to effect such changes to the accounts of the Company as are appropriate in connection with the distribution and/or exercise of the Rights.

                  First City National Bank of Houston (or such other entity selected by the Chairman of the Board, the President or any Executive Vice President of the Company) is hereby appointed Rights Agent under the Rights Agreement for the Rights and is hereby appointed as Transfer Agent and Registrar with respect to Series X Junior Participating Preferred Stock issuable upon an exercise of the Rights, and that upon presentation to it of Rights Certificates for exercise in accordance with the Rights Agreement, is authorized, as Transfer Agent and Registrar for the Series X Junior Participating Preferred Stock to issue originally, countersign, register and to deliver the shares of Series X Junior Participating Preferred Stock (or Units) issuable upon such exercise.

                  The Preferred Stock Certificates shall be countersigned by the Transfer Agent either manually or by facsimile signatures and books for the registration and transfer of the Preferred Stock Certificates shall be maintained in Jackson, Mississippi and Houston, Texas by the Transfer Agent.

                  The officers of the Company be, and they hereby are, authorized and directed in its name and on its behalf to file a registration statement on Form 8-A (the "Form 8-A") in respect of the Rights under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and said officers are authorized and empowered to file such amendments or supplements to the Form 8-A as they in their discretion deem necessary or desirable in order to effect the resignation of the Rights.

                  The Chairman of the Board, the President or any Vice President of this Company be, and each of them hereby is, authorized and directed, for and in the name and on behalf of this Company, to execute personally or by attorney-in-fact and to cause to be filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of the Rights (if required by law) or the shares of Series X Junior Participating Preferred Stock (or Units or, under certain circumstances provided for in the Rights Agreement, other securities of the Company) issuable upon exercise of the Rights at such time as they deem such registration to be necessary and appropriate, and thereafter to execute personally or by attorney-in-fact and to cause to be filed any amended registration statement or registration statements and amended prospectus or prospectuses, or amendments or supplements to any of the foregoing, and to cause said registration statement and any amendments thereto to become effective in accordance with the Securities Act and the General Rules and Regulations of the Securities and Exchange Commission thereunder.

                  The General Counsel of this Company, is hereby appointed as agent for service of this Company with respect to said registration statement(s) with all the powers and functions specified in the General Rules and Regulations of the Securities and Exchange Commission under the Securities Act.

                  The officers of this Company be, and they hereby are, authorized, jointly and severally, in the name and on behalf of this Company, to take all such actions (including, without limitation, the preparation and filing of one or more registration statements, or of amendments to existing registration statements, relating to Common Stock to be issued pursuant to the exercise of employee stock options or otherwise) and to execute all such documents as they may deem necessary or appropriate in connection with the issuance of the Rights and the shares of Series X Junior Participating Preferred Stock (or Units or, under certain circumstances provided for in the Rights Agreement, other securities of the Company) issuable upon exercise of the Rights for compliance with the Securities Act and the Exchange Act.

                  The officers of this Company be, and they hereby are, authorized, jointly and severally, in the name and on behalf of this Company, to execute and file such application or applications, and amendments and supplements thereto, pay any and all applicable listing fees, and take such other action as may be necessary to list the Rights and, if deemed appropriate, shares of Series X Junior Participating Preferred Stock (or Units) issuable upon exercise of the Rights on the New York, Philadelphia, Midwest and Pacific Stock Exchanges and on any other stock exchanges deemed appropriate by the proper officers of this Company; and that the Chairman of the Board, the President or any Vice President of this Company, or such other person as any of them shall designate in writing, be and each hereby is, authorized to appear before the Securities and Exchange Commission and the New York, Philadelphia, Midwest and Pacific Stock Exchanges and any such other stock exchanges, and to execute such papers and agreements as may be necessary to conform with the requirements of the Securities and Exchange Commission and the New York, Philadelphia, Midwest and Pacific Stock Exchanges and on any other stock exchanges deemed appropriate by the proper officers of this Company; and that the Chairman of the Board, the President or any Vice President of this Company, or such other person as any of them shall designate in writing, be and each hereby is, authorized to appear before the Securities and Exchange Commission and the New York, Philadelphia, Midwest and Pacific Stock Exchanges and any such other stock exchanges.

                  As long as the Rights are attached to the Common Stock as provided in the Rights Agreement, one additional Right (as such number may be adjusted pursuant to the provisions of the Rights Agreement) shall be deemed to be delivered with each share of Common Stock issued or transferred by the Company in the future, including but not limited to shares of Common Stock issuable upon conversion of any series of convertible preferred stock or debt instruments of this Company and shares of Common Stock issuable upon exercise of options to purchase Common Stock granted by this Company.

                  The form of Indemnity Agreement required by the New York Stock Exchange or any other stock exchange, indemnifying the New York Stock Exchange or any other stock exchange and others against loss resulting from reliance on the facsimile signatures of the officers of this Company on the Rights of shares of Series B Junior Participating Preferred Stock (or Units) issuable upon exercise thereof is hereby approved, and that the Chairman of the Board, the President or Vice President of this Company be, and each hereby is, authorized to execute and deliver such Indemnity Agreement.

                  It is desirable and in the best interests of this Company that its securities be qualified or registered for sale in various jurisdictions; that the Chairman of the Board, the President or any Vice President and the Secretary or an Assistant Secretary of this Company be and they hereby are, authorized to determine the jurisdictions in which appropriate action shall be taken to qualify or register for sale all or such part of the securities of this Company as said officers may deem advisable; that said officers are hereby authorized to perform on behalf of this Company and all such acts as they may deem necessary or advisable in order to comply with the applicable laws of any such jurisdictions, and in connection therewith to execute and file all requisite papers and documents, including, but not limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process; and the execution by such officers of any such paper of document or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from this Company and the approval and ratification by this Company of the papers and documents so executed and the action so taken.

                  This Board of Directors hereby adopts the form of any resolution required by any authority to be filed in connection with any applications, consents to service, issuer's covenants or other documents if (1) in the opinion of the officers of this Company executing the same, the adoption of such resolutions is necessary or desirable, and (2) the Secretary or an Assistant Secretary of this Company evidences such adoption by inserting in the minutes of this meeting copies of such resolutions, which will thereupon be deemed to be adopted by this Board of Directors with the same force and effect as if presented at this meeting.

                  The officers of this Company be, and they hereby are, authorized and directed, jointly and severally, for and in the name and on behalf of this Company, to execute and deliver any and all certificates, agreements and other documents, take any and all steps and do any and all things which they may deem necessary or advisable in order to effectuate the purposes of each and all of the foregoing resolutions.

                  Any actions taken by such officers on or prior to the date of the foregoing resolutions adopted at this meeting that are within the authority conferred hereby are hereby ratified, confirmed and approved as the act and deed of this Company.

                                   ARTICLE V.

                  The period of existence of the corporation shall be and is ninety-nine (99) years.

                                  ARTICLE VI.

                  The purposes for which the corporation is created:

                  To purchase, subscribe for, or otherwise acquire and own, hold, use, sell, assign, transfer, mortgage, pledge, exchange, or otherwise dispose of real and personal property of every kind and description, including shares of stock, bonds, debentures, notes, evidences of indebtedness and other securities, contracts, or obligations of any corporation or corporations, association or associations, domestic or foreign, and to pay therefor in whole or in part in cash or by exchanging therefor stocks, bonds or other evidences of indebtedness or securities of this or any other corporation, and while the owner or holder of any such real or personal property, stocks, bonds, debentures, notes, evidences of indebtedness or other securities, contracts or obligations, to receive, collect and dispose of the interest, dividends and income arising from such property, and to possess or exercise in respect thereof, all the rights, powers and privileges of ownership, including all voting powers on any stock so owned.

                  To manufacture, buy, sell, deal in and distribute chemicals, including but not limited to sulphuric acid, phosphoric acid, phosphate rock, phosphate deposits, potash, mixed fertilizer, anhydrous ammonia, nitric acid, ammonium nitrate, chemical compounds of any kind and chemicals of every sort and description, and in the ingredients thereof, and in all goods, wares, and merchandise used in connection therewith, and in all by-products thereof.

                  To do any acts designed to protect, preserve, improve, or enhance the value of any property at any time held or controlled by this corporation or in which it at that time may be interested.

                  To purchase, acquire, lease, own and enjoy any and all such other property, real and personal, as may be reasonably necessary for the carrying on of the business of the corporation.

                  To develop and turn to account any land acquired or in which the corporation is interested, and in particular by laying out and preparing the same for building purposes, construction, altering, repairing, pulling down, decorating, maintaining, furnishing, fitting up and improving buildings and planting, paving, draining, letting on building leases or building agreements, and by advancing money to and entering into contracts and arrangements of all kinds with builders, tenants and others.

                  To acquire, own, use, develop, sell, exploit, and deal in processes, inventions, patents, copyrights, trademarks, apparatus and machinery of any and every kind.

                  To construct, erect, acquire, own, use, operate, lease, hire, sell or dispose of plants, equipment, machinery, apparatus, and appliances of any and every kind.

                  To contract or otherwise deal with or in any manner assist or cooperate with any firm, corporation, or individual for the production, development, disposition, marketing and utilization of by-products of any kind or nature.
                  To engage in the business of distributing, transporting, handling, storing and disposing of any type or kind of products by any means or systems whatever.

                  To purchase, hold and reissue from time to time as it may see fit, any shares of its own stock, using for such purpose any funds of the corporation available therefor, including any part of its surplus (subject to the provisions of Section 5328, Mississippi Code of 1942, as amended); but while the corporation holds the same, it shall not be entitled to vote such stock or to receive any dividends thereon.

                  To borrow or raise money, from time to time, and without limit, and upon any terms, for any of the corporate purposes of the corporation; to authorize the issue of bonds, notes, debentures, and other obligations or evidences of indebtedness of the corporation for moneys so borrowed; and to secure the payment of the same and of the interest thereon by mortgage upon, or pledge, conveyance, or assignment in trust of, the whole or any part of the property of the corporation, real, personal or in action, or every description whatsoever, whether at the time owned or thereafter acquired.

                  To make loans to other corporations, associations, firms and persons, when, in the opinion of the board of directors, such action would tend to promote the business of this corporation.

                  To use its name and credit for the benefit of other corporations, firms, associations, partnerships, trusts, companies or individuals, in any way which may seem to the board of directors to be proper or necessary in connection with the business of the corporation.

                  The rights and powers that may be exercised by this corporation, in addition to the foregoing, are those conferred by Chapter 4, Title 21, Code of Mississippi of 1942, and amendments thereto.

                                  ARTICLE VII.

                  The number of shares of common capital stock to be subscribed and paid for before the corporation begins business shall be one thousand (1,000) shares of common stock of the par value of one thousand dollars ($1,000.00).

                                 ARTICLE VIII.

                  The Board of Directors shall be divided into three groups which shall be as nearly equal as may be possible. At each annual stockholders meeting the successors of the group of directors whose terms expire in that year shall be elected to hold office for a term of three years, so that the term of office of one group of directors shall expire each year; provided, however, that the term of office of the directors of each group shall continue until the election and qualification of the successors to the directors of such group. After the division of directors into groups, any additional directors who may be elected as provided in the By-Laws shall be assigned to the various groups so as to maintain the number in each group as nearly equal as possible.

                                   ARTICLE IX

                  (A) Notwithstanding this provision of the Articles of Incorporation, except as set forth in paragraph (B) of this Article, the affirmative vote or consent of the holders of not less than four-fifths of the outstanding shares of stock of this corporation (the "Corporation") entitled to vote in elections of directors shall be required:

                      (1) to adopt any agreement for, or to approve, the merger or consolidation of the Corporation or any subsidiary (as hereinafter defined) with or into any other person (as hereinafter defined),

                      (2) to authorize any sale, transfer or exchange to any other person of all or substantially all of the assets of the Corporation or any subsidiary, or,

                      (3) to authorize the issuance or transfer by the Corporation or any subsidiary of any voting securities of the Corporation or any subsidiary in exchange or payment for the securities or assets of any other person, if such authorization is otherwise required by law or by agreement between the Corporation and any national securities exchange or by any other agreement to which the Corporation or any subsidiary is a party.

                  (B) The provisions of paragraph (A) of this Article shall not apply, and the provisions of Mississippi law shall apply, to (1) any transaction described therein if the Board of Directors by resolution shall have approved by two-thirds vote of all directors a memorandum of understanding with such other person setting forth the principal terms of such transaction and such transaction is substantially consistent therewith; or (2) any transaction described therein if such other person is a corporation of which a majority of the outstanding shares of all classes of stock entitled to vote in elections of directors is owned of record or beneficially by the Corporation or its subsidiaries.

                  (C) The affirmative vote or consent of the holders of not less than four-fifths of the outstanding shares of stock of the Corporation entitled to vote in elections of directors shall be required for the adoption of any plan for the dissolution of the Corporation if the Board of Directors shall not have, by resolution adopted by two-thirds vote of all directors, recommended to the stockholders the adoption of such plan for dissolution of the Corporation. If the Board of Directors shall have so recommended to the stockholders such plan for dissolution of the Corporation, the provisions of Mississippi law shall apply.

                  (D) For the purposes of this Article,

                      (1) a "subsidiary" is any corporation more than 49 percent of the voting securities of which are owned, directly or indirectly by the Corporation;

                      (2) a "person" is any individual, corporation, or other entity.

                  (E) The Board of Directors shall have the power and duty to determine, for purposes of this Article, on the basis of information known to such Board, whether a proposed transaction is substantially consistent with any memorandum of understanding of the character referred to in paragraph (B) of this Article.

                  Any such determination shall be conclusive and binding for all purposes of this Article.

                                   ARTICLE X

                  Notwithstanding this provision of the Articles of Incorporation and any provisions of the By-Laws of the Corporation, no amendment to the Articles of Incorporation shall amend, modify, or repeal any or all of the provisions of Article VIII, Article IX, or this Article X of the Articles of Incorporation, unless so adopted by the affirmative vote or consent of the holders of not less than four-fifths of the outstanding shares of stock of the Corporation entitled to vote in elections of directors; provided, however, that in the event the Board of Directors of the Corporation shall by resolution adopted by two-thirds of all directors recommend to the stockholders the adoption of any such amendment, the stockholders of record holding two-thirds of the outstanding shares of stock of the Corporation, entitled to vote in elections of directors may amend, modify, or repeal Article VIII, Article IX, and Article X.

                    WITNESS THE SIGNATURES of the Incorporators, this the 19th day of March, 1957.

Owen Cooper                                       John C. Satterfield
- --------------------------------                  ------------------------------
George W. Godwin                                  William B. Dunwoody
- --------------------------------                  ------------------------------
LeRoy P. Percy                                    Robert M. Hearin
- --------------------------------                  ------------------------------
Charles S. Whittington                            E. W. Haining
- --------------------------------                  ------------------------------
Luther W. Wade                                    N. S. Rogers
- --------------------------------                  ------------------------------
M. T. Reed                                        Edmund L. Brunini
- --------------------------------                  ------------------------------
George D. Perry                                   William H. Mounger
- --------------------------------                  ------------------------------
Robert D. Morrow                                  L. G. Milam, Jr.
- --------------------------------                  ------------------------------
Fred A. Anderson, Jr.
- --------------------------------                  ------------------------------
J. R. Smithson
- --------------------------------                  ------------------------------
S. Hudson Kyle
- --------------------------------                  ------------------------------
F. E. Allen
- --------------------------------                  ------------------------------
Dwain G. Luce
- --------------------------------                  ------------------------------

STATE OF MISSISSIPPI
COUNTY OF HINDS

                  This day personally appeared before me, the undersigned authority in and for said county and state, Owen Cooper, George W. Godwin, LeRoy P. Percy, Charles S. Whittington, Luther W. Wade, M. T. Reed, George D. Perry, Robert D. Morrow, Fred A. Anderson, Jr., J. R. Smithson, S. Hudson Kyle,
F. E. Allen, Dwain G. Luce, John C. Satterfield, William B. Dunwoody, Robert M. Hearin, E. W. Haining, N. S. Rogers, Edmund L. Brunini, Wm. H. Mounger and L.
G. Milam, Jr., incorporators or the corporation known as FIRST MISSISSIPPI CORPORATION, who acknowledged that they signed and executed the above and foregoing Articles of Incorporation as their act and deed on this the 19th day of March, 1957.

                                 Frank T. Williams
                                 ---------------------------------------------
                                 NOTARY PUBLIC



         The foregoing restatement of the Charter of Incorporation of First Mississippi Corporation was authorized by the Board of Directors of First Mississippi Corporation on February 9, 1993. This restatement does not include any amendments to the Charter of Incorporation.

         WITNESS MY SIGNATURE, this the ____ day of September, 1993.


                                 ---------------------------------------------
                                 R. Michael Summerford
                                 Vice-President, First Mississippi Corporation

                         First Mississippi Corporation
                   1994-1 Series Convertible Preferred Stock

          The Chairman advised the Board of the necessity of a resolution authorizing a series of convertible preferred stock to be issued at the time of conversion of the 1994-1 Series Convertible Subordinated Debentures under the 1988 Long-Term Incentive Plan. Upon motion duly made, seconded and unanimously passed, the following resolution was passed:

               WHEREAS, the Articles of Incorporation, as amended, of this Corporation authorize the issuance of up to 20,000,000 shares of preferred stock issuable from time to time in one or more series; and WHEREAS, the Board of Directors of this Corporation is authorized in its Articles of Incorporation to determine the form, class, series and amounts in which such preferred stock shall be issued; the price or prices (not less than par) at which such stock shall be sold; the dividend, conversion rates, conversion prices, par value, voting privileges, redemption prices, maturity dates, and any other terms and conditions relative to the issuance of such preferred stock; and

               WHEREAS, the only preferred stock previously authorized for issuance by the Board of Directors consists of 136,500 shares of 1984-A Series Convertible Preferred Stock, 109,700 shares of 1985-A Series Convertible Preferred Stock, 1,000,000 shares of Series X Junior Participating Preferred Stock, 195,000 shares of 1986-A Series Convertible Preferred Stock, 42,600 shares of 1982-A Series Convertible Preferred Stock, 195,200 shares of 1982-B Series Convertible Preferred Stock, 33,200 shares of 1982-C Series Convertible Preferred Stock, 14,500 shares of 1982-D Series Convertible Preferred Stock, 51,000 shares of 1983-A Series Convertible Preferred Stock, 5,000 shares of 1984-B Series Convertible Preferred Stock, 97,000 shares of 1987-A Series Convertible Preferred Stock, 156,000 shares of 1988-A Series Convertible Preferred Stock, 11,000 shares of 1988-1 Series Convertible Preferred Stock, 103,000 shares of 1989-A Series Convertible Preferred Stock, 45,000 shares of 1989-1 Series Convertible Preferred Stock, 11,000 shares of the 1989-2 Series Convertible Preferred Stock, 138,000 shares of the 1990-1 Series Convertible Preferred Stock, 11,000 shares of the 1990-2 Series Convertible Preferred Stock, 155,000 shares of the 1991-1 Series Convertible Preferred Stock, 11,000 shares of the 1991-2 Series Convertible Preferred Stock, 11,000 shares of the 1992-1 Series Convertible Preferred Stock and pursuant to its authority, the

          Board of Directors desires to establish an additional series of preferred stock known as the "1994-1 Series Convertible Preferred Stock" to be available for issuance solely upon conversion of the Corporation's 1994-1 Series Convertible Subordinated Debentures related to those certain debenture options automatically granted November 14, 1994, and further desires to determine and fix the rights, preferences and other terms and conditions relating to such series and the number of shares constituting such series;

               NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors hereby establishes a series of preferred stock of the Corporation to be designated 1994-1 Series Convertible Preferred Stock, which shall be available for issuance solely upon conversion of the Corporation's 1994-1 Series Convertible Subordinated Debentures, which, in turn, will be available for issuance in accordance with and upon exercise of certain options, all of which shall be granted on the same date pursuant to the Corporation's 1988 Long-Term Incentive Plan, entitling the holders thereof to purchase such series of debentures (such date being referred to as the "Original Grant Date");

               BE IT FURTHER RESOLVED, that the 1994-1 Series Convertible Preferred Stock shall consist of 11,000 shares;

               BE IT FURTHER RESOLVED, that the rights, preferences and other terms and conditions of the 1994-1 Series Convertible Preferred Stock shall be as follows:

          1. PAR VALUE. The par value for the 1994-1 Series Convertible Preferred Stock shall be $1.00 per share.

          2. DIVIDENDS. The holders of record of 1994-1 Series Convertible Preferred Stock shall be entitled to receive, out of funds legally available therefor, cash dividends at the rate of $.05 per share per quarter. All dividends payable hereunder shall be payable quarterly or otherwise as the Board of Directors may from time to time determine when and as declared by the Board of Directors. The right to such dividends on 1994-1 Series Convertible Preferred Stock shall not be cumulative and no right shall accrue to the holders of such shares by reason of the fact that dividends on such shares are not declared in any prior year. The holders of 1994-1 Series Convertible Preferred Stock shall be entitled to no other cash dividends in excess of the dividends at said rate.

          3. REDEMPTION. The 1994-1 Series Convertible Preferred Stock may be redeemed, in whole or in part, at the option of the Corporation by vote of its Board of Directors, at any time or from time to time, at a redemption price per share equal to the "Purchase Price," as defined below, plus an amount equal to all dividends declared but unpaid at the dated fixed for redemption, and such price, plus such dividends, is hereinafter referred to as the "Redemption Price." The Purchase Price per share shall be the market value, as determined by the Board of Directors, of one share of the Corporation's Common Stock on the Original Grant Date.

          In case of the redemption of only a part of the outstanding 1994-1 Series Convertible Preferred Stock, this Corporation shall designate by lot the shares to be redeemed or shall effect such redemption pro rata.

          Not more than 60 days, but at least 20 days prior to the date fixed for redemption, a written notice shall be mailed to each holder of record of 1994-1 Series Convertible Preferred Stock whose shares are to be redeemed, by certified mail with postage prepaid, addressed to each such holder at his address as shown on the records of the Corporation (a) notifying each holder of the election of the Corporation to redeem such shares, (b) stating the date fixed for redemption thereof, (c) setting forth the Redemption Price, and (d) stating the place at which each such holder may obtain payment of the Redemption Price upon surrender of his share certificates.

          On or after the date fixed in such notice of redemption, each holder of 1994-1 Series Convertible Preferred Stock to be redeemed shall present and surrender his certificate or certificates representing such stock to this Corporation at a place designated in such notice and thereupon the Redemption Price of such shares shall be paid to or on the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In case less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after the date fixed in any such notice as the date of redemption, unless default is made in the payment of the Redemption Price, all rights of the holders thereof as shareholders of the Corporation, except the right to receive the Redemption Price, shall cease and determine, and such shares shall not there-after be transferred on the books of the Corporation, and such stock shall not be deemed to be outstanding for any purpose whatsoever.

          The Corporation may at its option at any time after such notice of redemption has been given, deposit a sum sufficient to redeem, on the date fixed for redemption, the shares of 1994-1 Series Convertible Preferred Stock called for redemption and not yet redeemed with a bank or trust company in Mississippi, as a trust fund for the benefit of the respective holders of the shares designated for redemption, and such deposit, from and after the date fixed for redemption, shall constitute full payment of the Redemption Price of the shares to the holders thereof and shall be conclusive evidence that no default shall be made in the payment of the Redemption Price as to such shares. Shares of the 1994-1 Series Convertible Preferred Stock redeemed by the Corporation shall not thereafter be disposed of as shares of such Series, but upon acceptance by the Secretary of State of Mississippi for filing of a statement of cancellation relating to the redeemed shares, such shares shall become authorized and unissued shares of Preferred Stock which may be designated as shares of any other series.

          4. LIQUIDATION PREFERENCE. In the event of any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the holders of shares of 1994-1 Series Convertible Preferred Stock outstanding shall be entitled to receive, or to have deposited in trust for them as provided in Section 3 here-of, out of assets of the Corporation, before any distribution of any assets shall be made to the holders of Common Stock or other shares junior to the 1994-1 Series Convertible Preferred Stock as to distribution of assets, an amount which shall be equal to the Purchase Price, as defined above, for such shares plus declared but unpaid dividends thereon. After the holders of 1994-1 Series Convertible Preferred Stock shall have received such amount, they shall not participate in any remaining assets and surplus funds of the Corporation.

          If the amounts which each of the holders of the shares of the 1994-1 Series Convertible Preferred Stock, and any other series of Preferred Stock of the Corporation ranking equally as to distribution of assets with the shares of 1994-1 Series Convertible Preferred Stock, are entitled to receive in such events are not paid, or deposited in trust, in full, the shares of 1994-1 Series Convertible Preferred Stock and of such other series shall share ratably in any distribution of assets in accordance with the amounts which would be payable on such distribution if all amounts to which the holders of the 1994-1 Series Convertible Preferred Stock and of each such series are entitled were paid, or deposited in trust, in full.

          Neither the merger of the Corporation with or into any other Corporation nor the sale of all or substantially all of its assets shall be deemed a dissolution, liquidation or winding up of the Corporation within the meaning of this Section.

          5. CONVERSION RIGHTS. The holders of shares of 1994-1 Series Convertible Preferred Stock shall have conversion rights as follows:

               (a) The shares of 1994-1 Series Convertible Preferred Stock shall be convertible, at the option of the respective holders thereto, at the office of the Corporation into fully paid and nonassessable shares of Common Stock of the Corporation, as follows:

                    (i) The number of shares of Common Stock into which a share of 1994-1 Series Convertible Preferred Stock is to be converted shall be determined by multiplying one share times the "Conversion Multiplier," as described below. On the "Original Grant Date," as defined above, the Conversion Multiplier shall be one, and unless and until the Conversion Multiplier is adjusted as provided below, each share of 1994-1 Series Convertible Preferred Stock shall be convertible into one share of Common Stock.

                    (ii) If the Corporation shall at any time after the Original Grant Date effect a subdivision of the outstanding Common Stock, the Conversion Multiplier then in effect immediately before such subdivision shall be proportionately increased, and conversely, if the Corporation shall at any time after the Original Grant Date combine the outstanding shares of Common Stock, the Conversion Multiplier then in effect immediately before such combination shall be proportionately decreased. Any adjustment hereunder shall become effective at the close of business on the date the subdivision or combination becomes effective.

                   (iii) If the Corporation shall at any time after the Original Grant Date make or issue, without payment of consideration, a dividend or other distribution payable in additional shares of Common Stock, the Conversion Multiplier then in effect shall be increased as of the close of business on the record date for the determination of holders entitled thereto or the date on which the stock transfer books of the Corporation are closed with respect thereto, or, if no such record date has been fixed and the stock transfer books are not so closed, the date of such making or issuance, by multiplying the Conversion Multiplier then in effect by a fraction:

                          (A) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to such date, plus the number of shares of Common Stock issuable in payment of such dividend or distribution; and

                          (B)  the denominator  of which shall be
          the total number of shares of Common Stock issued and outstanding immediately prior to such date;

          Provided, however, that if such record date shall have been fixed or if the stock transfer books are so closed and such dividend is not fully paid or if such distribution is not fully made on the date therefor, the Conversion Multiplier shall be recomputed accordingly as of the close of business on such date of alteration.

                    (iv) If the Corporation shall at any time after the Original Grant Date make or issue, without payment of consideration, a dividend or other distribution payable to holders of Common Stock in securities or other assets of the Corporation (other than cash or shares of Common Stock), provisions shall be made so that the holders of the 1994-1 Series Convertible Preferred Stock shall receive upon the conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities or other assets of the Corporation that they would have received had their 1994-1 Series Convertible Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities or other assets receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this Section 5 with respect to the rights of the holders of the 1994-1 Series Convertible Preferred Stock.

                    (v) In case of any capital reorganization or any reclassification of the capital stock of the Corporation or in case of the consolidation or merger of the Corporation with or into another corporation or the conveyance of all or substantially all of the assets of the Corporation to another corporation, each share of 1994-1 Series Convertible Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the

          Corporation deliverable upon conversion of such shares of 1994-1 Series Convertible Preferred Stock would have been entitled upon such reorganization, reclassification, consolidation, merger or conveyance; and in any such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the shares of 1994-1 Series Convertible Preferred Stock, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the shares of 1994-1 Series Convertible Preferred Stock.

                    (vi) In each case of an adjustment of the Conversion Multiplier or the number of shares of Common Stock or other securities issuable upon conversion of the 1994-1 Series Convertible Preferred Stock, the Corporation shall compute such adjustment in accordance herewith and prepare a certificate showing such adjustment, and shall, upon request, provide a copy of such certificate to each registered holder of the 1994-1 Series Convertible Preferred Stock. The certificate shall set forth such adjustment, showing in detail the facts upon which such adjustment is based, including a statement of (A) the Conversion Multiplier at the time in effect for the 1994-1 Series Convertible Preferred Stock, and
          (B) the number, type and amount, if any, of other property that at the time would be received upon conversion of the 1994-1 Series Convertible Preferred Stock.

               (b) Before any holder of 1994-1 Series Convertible Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation and shall give written notice to the Corporation that he elects to convert the same and shall state in writing therein the name or names in which he wishes the certificate or certificates for shares of Common Stock to be issued. If the holder fails to specify the name in which certificates are to be issued, they shall be issued in his name. The Corporation, as soon as practicable thereafter, shall issue and deliver at such office to such holder of 1994-1 Series Convertible Preferred Stock, or to his nominee or nominees, certificates for the number of full shares of Common Stock to which he shall be entitled as aforesaid, together with cash in lieu of any fraction of a share as hereinafter provided. Such conversion shall be deemed to have been made as of the date of such surrender of the shares of 1994-1 Series Convertible Preferred Stock to be converted (or, in the event of a proposed redemption and if the Corporation so allows, on the date of receipt of satisfactory notice of conversion if certificates of 1994-1 Series Convertible Preferred Stock so converted are thereafter delivered to the Corporation within 30 days), and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on said date.

               (c)  In case:

                    (i) the Corporation shall take a record of the holders of shares of its Common Stock for the purpose of entitling them to receive a dividend, or any other distribution, other than ordinary cash dividends; or

                    (ii) the Corporation shall take a record of the holders of shares of its Common Stock for the purpose of entitling them to subscribe for or purchase any shares of stock of any class or to receive any other rights; or

                    (iii) of any capital reorganization of the Corporation, reclassification of the capital stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock), consolidation or merger of the Corporation with or into another corporation, or conveyance of all or substantially all of the assets of the Corporation into another corporation; or

                    (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation,

          then the Corporation shall cause to be mailed to the holders of record of 1994-1 Series Convertible Preferred Stock or any security convertible into 1994-1 Series Convertible Preferred Stock at their last addresses as they shall appear on the records of the Corporation, at least 20 days (or 10 days in any case specified in clauses (1) and (2) above) prior to the applicable record date hereinafter specified, a notice stating (1) the date on which a record is to be taken for the purpose of such dividend or distribution of rights, or, if a record is not to be taken, the date as of which the holders of

          Common Stock of record would be entitled to such dividend or distribution of rights, or (2) the date on which such capital reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that the holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other assets deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up.

               (d) The Corporation will at all times reserve and keep available out of its authorized Common Stock and/or shares of its Common Stock then owned or held by or for the account of the Corporation, solely for the purpose of delivery upon conversion of 1994-1 Series Convertible Preferred Stock, such number of shares of Common Stock as shall then be deliverable upon the conversion of all outstanding or potentially issuable 1994-1 Series Convertible Preferred Stock. All shares of Common Stock which shall be so deliverable shall be duly and validly issued and fully paid and nonassessable.

               (e) If any shares of Common Stock required to be reserved for purposes of conversion of 1994-1 Series Convertible Preferred Stock require registration with or approval of any governmental authority under any federal or state law, or listing upon any national securities exchange, before such shares may be issued upon conversion, the Corporation will in good faith and as expeditiously as possible endeavor to cause such shares to be duly registered, approved or listed, as the case may be.

               (f) The Corporation will pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of 1994-1 Series Convertible Preferred Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of 1994-1 Series Convertible Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid.

               (g) No fractional shares of Common Stock shall be issued upon the conversion of shares of 1994-1 Series Convertible Preferred Stock. If any fractional interest in a share of Common Stock would, except for the provisions of the Subsection, be deliverable upon the conversion of any shares of 1994-1 Series Convertible Preferred Stock, the Corporation shall, in lieu of delivering the fractional share therefor, adjust such fractional interest by payment to the holder of such surrendered shares of 1994-1 Series Convertible Preferred Stock of an amount in cash equal (computed to the nearest cent) to the current market value of such fractional interest, as determined in good faith by the Board of Directors of the Corporation.

          6. VOTING RIGHTS. Except as provided by lawor as provided above, the holders of 1994-1 Series Convertible Preferred Stock shall not be entitled to notice of stockholders' meetings or to vote upon the election of directors or upon any other matter.

Article IV, Paragraph 5 describing the rights, preferences and other terms and conditions of the convertible preferred stock is amended to read in its entirety as follows:



          5. CONVERSION RIGHTS. The holders of shares of series convertible preferred stock shall have conversion rights as follows:

               (a) Shares of any series of convertible preferred stock shall be convertible, at the option of the respective holders thereof, at the office of the corporation into fully paid and nonassessable shares of Common Stock of the corporation, as follows:

                    (i) The number of shares of Common Stock into which a share of any series of convertible preferred stock is to be converted shall be determined by multiplying one share times the "Conversion Multiplier," as described below. On the "Original Grant Date," as defined above, the Conversion Multiplier shall be one, and unless and until the Conversion Multiplier is adjusted as provided below, each share of any series of convertible preferred stock shall be convertible into one share of Common Stock.

                    (ii) In the event of a reclassification, recapitalization, merger, consolidation, reorganization, issuance of warrants, rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, including, without limitation, a distribution of the stock of a subsidiary, combination or exchange of shares, repurchase of shares, or any other change in corporate structure which in the judgment of the Board of Directors materially affects the value of the Common Stock subsequent to the Original Grant Date, the Board of Directors shall determine the appropriate adjustments, if any, to the number of shares of Common Stock issuable upon conversion of convertible preferred stock under the preceding subsection.

               (b) Before any holder of any shares of series convertible preferred stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the corporation and shall give written notice to the corporation that he elects to convert the same and shall state in writing therein the name or names in which he wishes the certificate or certificates for shares of Common Stock to be issued. If the holder fails to specify the name in which certificates are to be issued, they shall be issued in his name. The corporation, as soon as practicable thereafter, shall issue and deliver at such office to such holder of shares of series convertible preferred stock, or to his nominee or nominees, certificates for the number of full shares of Common Stock to which he shall be entitled as aforesaid, together with cash in lieu of any fraction of a share as hereinafter provided. Such conversion shall be deemed to have been made as of the date of such surrender of the shares of series convertible preferred stock to be converted (or, in the event of a proposed redemption and if the corporation so allows, on the date of receipt of satisfactory notice of conversion if certificates of the series convertible preferred stock so converted are thereafter delivered to the corporation within 30 days), and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on said date.

               (c)  In case:

                    (i) the corporation shall take a record of the holders of
               shares of its Common Stock for the purpose of entitling them to receive a dividend, or any other distribution, other than ordinary cash dividends; or

                    (ii) the corporation shall take a record of the holders of shares of its Common Stock for the purpose of entitling them to subscribe for or purchase any shares of stock of any class or to receive any other rights; or

                    (iii) of any capital reorganization of the corporation,
               reclassification of the capital stock of the corporation (other than a subdivision or combination of its outstanding shares of Common Stock), consolidation or merger of the corporation with or into another corporation, or conveyance of all or substantially all of the assets of the corporation into another corporation; or

                    (iv) of the voluntary or involuntary dissolution,
               liquidation or winding up of the corporation,

               then the corporation shall cause to be mailed to the holders of record of series convertible preferred stock or any security convertible into series convertible preferred stock at their last addresses as they shall appear on the records of the corporation, at least 20 days (or 10 days in any case specified in clauses (1) and (2) above) prior to the applicable record date hereinafter specified, a notice stating (1) the date on which a record is to be taken for the purpose of such dividend or distribution of rights, or, if a record is not to be taken, the date as of which the holders of Common Stock of record would be entitled to such dividend or distribution of rights, or (2) the date on which such capital reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that the holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other assets deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up.

                    (d) The corporation will at all times reserve and keep available out of its authorized Common Stock and/or shares of its Common Stock then owned or held by or for the account of the corporation, solely for the purpose of delivery upon conversion of shares of series convertible preferred stock, such number of shares of Common Stock as shall then be deliverable upon the conversion of all outstanding or potentially issuable shares of series convertible preferred stock. All shares of Common Stock which shall be so deliverable shall be duly and validly issued and fully paid and nonassessable.

                    (e) If any shares of Common Stock required to be reserved for purposes of conversion of series convertible preferred stock require registration with or approval of any governmental authority under any federal or state law, or listing upon any national securities exchange, before such shares may be issued upon conversion, the corporation will in good faith and as expeditiously as possible endeavor to cause such shares to be duly registered, approved or listed, as the case may be.

                    (f) The corporation will pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of each series of convertible preferred stock pursuant hereto. The corporation shall not, however, be required to pay any tax which may be pay-able in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of series convertible preferred stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the corporation the amount of any such tax, or has established, to the satisfaction of the corporation, that such tax has been paid.

                    (g) No fractional shares of Common Stock shall be issued upon the conversion of shares of series convertible preferred stock. If any fractional interest in a share of Common Stock would, except for the provisions of the Subsection, be deliverable upon the conversion of shares of series convertible preferred stock, the corporation shall, in lieu of delivering the fractional share therefor, adjust such fractional interest by payment to the holder of such surrendered shares of series convertible preferred stock of an amount in cash equal (computed to the nearest cent) to the current market value of such fractional interest, as determined in good faith by the Board of Directors of the corporation.